EXHIBIT 4(a)

                               AMENDMENT NO. 1 TO
                      AMENDED AND RESTATED RIGHTS AGREEMENT


         This AMENDMENT NO. 1 (the "Amendment") to the AMENDED AND RESTATED RIGHTS AGREEMENT, dated as of February 3, 1997 (the "Agreement"), made between Circuit City Stores, Inc., a Virginia corporation (the "Company"), and NORWEST BANK MINNESOTA, N.A., a national banking association (the "Rights Agent"), is entered into as of June 17, 1997 between the Company and the Rights Agent and provides as follows:

         1. Section 1(a) of the Agreement is hereby amended by changing from 15% to 20% the reference therein to the percentage of Voting Rights of all the Common Shares then outstanding.

         2. Section 3(a) of the Agreement is hereby amended by changing from 15% to 20% the reference therein to the percentage of Voting Rights of all the Common Shares.

         3. Section 11(a)(ii)(B) of the Agreement is hereby amended by changing from 15% to 20% the reference therein to the percentage of Voting Rights of all the Common Shares then outstanding.

         4. Except as expressly set forth in this Amendment, all other terms and conditions of the Agreement shall remain in full force and effect. Capitalized terms used herein and not otherwise defined shall have the meaning assigned to such terms in the Agreement.

         5. This Amendment may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers as of the date first written above.

Attest:                                    CIRCUIT CITY STORES, INC.

By:  /s/Phillip J. Dunn                    By:     /s/ Michael T. Chalifoux

Title:  Vice President, Treasurer          Title:   Senior Vice President
        and Controller                              Chief Financial Officer and
                                                    Secretary

Attest:                                    NORWEST BANK MINNESOTA, N.A.

By:     /s/ Susan J. Roeder                By:      /s/ Barbara M. Novak

Title:  Assistant Secretary                Title:   Vice President